Sub-Item 77O
Rule 10f-3 Transaction

DREYFUS MANAGER FUNDS II
- Dreyfus Balanced Opportunity Fund

On October 4, 2010, Dreyfus Balanced Opportunity Fund, a series of Dreyfus Manager Funds II (the "Fund"), purchased $65,000 of 5.9% Senior Notes due 2040 issued by CBS Corporation (CUSIP No.: 124857AF0) (the "Senior Notes") at a purchase price of $99.733 per unit. The Senior Notes were purchased from JP Morgan Securities, a member of the underwriting syndicate of which BNY Mellon Capital Markets, LLC, an affiliate of the Fund’s investment adviser, also was a member. BNY Mellon Capital Markets, LLC received no benefit in connection with the transaction. JP Morgan securities received a commission of 0.875% per Senior Note. The following is a list of the syndicate's primary members:

BNY Mellon Capital Markets, LLC
JP Morgan Securities
Citi
Credit Suisse
J.P. Morgan
Morgan Stanley
Goldman, Sachs & Co.
Wells Fargo Securities
Deutsche Bank Securities
RBS
SMBC Nikko Capital Markets Limited
Scotia Capital
Lloyds TSB Corporate Markets
Mizuho Securities USA Inc.
Societe General
US Bancorp

Accompanying this statement are materials presented to the Board of Trustees of Dreyfus Manager Funds II, which ratified the purchase as in compliance with the Fund's Rule 10f-3 Procedures, at a Board meeting held on March 1, 2011.

EXHIBIT C

PRE-PURCHASE APPROVAL FORM
PURCHASE OF SECURITIES UNDERWRITTEN BY AN AFFILIATE
Used for compliance with Rule 10f-3 and/or Rule 23B

1. Account/Fund Name: **Dreyfus Balanced Opportunity Fund**
2. Anticipated Purchase Date: **10/04/2010**
3. Total Net Assets of Account/Fund: **$297,287,500.33**
4. Type and Description of Security to be Purchased: **CBS Corp 5.900% 10/15/40**
5. Credit Rating of Security (Rating/Rating Agency): **Baa3/Moody's BBB-/S&P BBB/Fitch**
6. Name of Underwriting Syndicate Dealer Effecting Transaction: **JP Morgan Securities**
7. Name of Affiliated Underwriter in Underwriting Syndicate: **BNY Mellon Capital Markets, LLC**
8. Issue Size: **300,000,000**
9. CUSIP: **124857AF0**
10. Amount Purchased by Account/Fund: **65,000**
11. Percentage of Principal Amount of Offering Purchased by Account/Fund: **0.02%**
12. Amount Purchased as a Percentage of Account/Fund Assets: **0.02%**
13. Purchase Price of Securities (if at par, so state): **99.733**
14. Commission/Spread Received by Principal Underwriters: **0.875%**
15. Yield (as applicable): **5.95%**
16. Average Yield of Security Purchased by Non-affiliated Entities on Date of Purchase **5.95%**
17. The Affiliated Purchase Should be Reported to the BOD of which Entities: Mellon Bank, N.A._______ MTONE_______; Mellon Private Trust Co. N. A. ________; Other (Describe) **Dreyfus Fund Board** ______;

Mutual Fund Purchases Only:
1. Was Price paid for all block purchases the same for all participants? (Must be Yes): **Yes**
2. Was Security Purchased on Offer Date? (Must be Yes): **Yes**
3. Was Issuer in continuous operation for at least 3 years? (Must be Yes): **Yes**
4. Was the Offering Part of firm commitment by Underwriter? (Must be Yes): **Yes**
5. Did affiliated Underwriter benefit directly from the Purchase? (Must be No): **No**
6. Was the Commission or Spread paid reasonable as compared to Transactions with non-affiliated Parties? (Must be Yes): **Yes**

REPRESENTATIONS (Check box to make specific affirmation of all points listed below OR Trade Can Not Be Made) ☒

This transaction complies with all applicable provisions of the *Policy For Fiduciary Account Purchases Of Securities Underwritten By An Affiliate*?

- **This purchase will not be designated as a "group sale" (i.e, affiliated underwriter does not receive commissions from the unaffiliated broker/dealer) or otherwise allocated to the affiliated underwriter's account and the purchase of these securities will not benefit a direct or indirect affiliate entity of Mellon.**
- The decision to enter into this transaction is based solely on the best interests of the account/fund and not upon the interests of any Mellon affiliate or any other party, including, without limitation, another party to the transaction.
- The securities will be purchased prior to the end of the first day on which any sales are made, at a price that will not be more than the price paid by each other purchaser of the securities in that offering or any concurrent offering of the securities. If the securities are offered for subscription upon exercise of rights, the securities will be purchased on or before the fourth day preceding the day on which the rights offering terminated.
- The underwriting Affiliate indicates that its share of **equity securities does not exceed 5% of the entire offering**.
- The adviser has determined that the securities purchased are in accordance with Rule 10f-3 policies and procedures in which the applicable fund is permitted to invest in its prospectus. **Rule 10f-3 permits only a 25% of purchase issue of a fixed income asset portfolio.**

Note: If transaction pertains to an account governed by ERISA, Exhibit D, ERISA checklist per DOL PTE 75-1 must be completed and submitted as required. Please check box ☐ if Exhibit D is required—if so, please complete and submit.

LOB Asset Management Unit (Print) **Standish Mellon Asset Management**
AND
LOB Portfolio Manager Name (Print) David Bowser Signature [signature] Date 2/7/11
AND
LOB CIO/COO Name (Print) **Desmond MacIntyre** Signature [signature] Date 2-7-11
AND
CCO Name (Print) **Julia Braithwaite** Signature [signature] Date 2/7/11

EXHIBIT C

PRE-PURCHASE APPROVAL FORM

PURCHASE OF SECURITIES UNDERWRITTEN BY AN AFFILIATE

Used for compliance with Rule 10f-3 and/or Rule 23B

cc: Nicholas M. Rotunno Phone 412-234-6382 Fiduciary Risk Management (151-0947)
Fund Chief Compliance Officer (For Affiliated Mutual Fund Purchases Only)

Final Term Sheet

Page 1 of 2

Issuer Free Writing Prospectus
Dated October 4, 2010
Filed Pursuant to Rule 433
Registration Statement No. 333-154962

CBS CORPORATION
CBS OPERATIONS INC.

FINAL TERM SHEET

Issuer:	CBS Corporation
Guarantor:	CBS Operations Inc.
Securities Offered:	4.30% Senior Notes due 2021 ("2021 Notes") 5.90% Senior Notes due 2040 ("2040 Notes")
Size:	$300,000,000 of 2021 Notes $300,000,000 of 2040 Notes
Maturity:	February 15, 2021 for 2021 Notes October 15, 2040 for 2040 Notes
Coupon:	4.300% for 2021 Notes 5.900% for 2040 Notes
Yield to Maturity:	4.333% for 2021 Notes 5.919% for 2040 Notes
Spread to Benchmark Treasury:	T+185 bps for 2021 Notes T+220 bps for 2040 Notes
Benchmark Treasury:	UST 2.625% due August 15, 2020 for 2021 Notes UST 4.375% due May 15, 2040 for 2040 Notes
Benchmark Treasury Price and Yield:	101-7+; 2.483% for 2021 Notes 111-23; 3.719% for 2040 Notes
Price to Public:	99.732% of face amount for 2021 Notes 99.733% of face amount for 2040 Notes
Price to CBS:	99.282% of face amount for 2021 Notes 98.858% of face amount for 2040 Notes
Interest Payment Dates:	Semi annually on February 15 and August 15 commencing February 15, 2011 for 2021 Notes Semi annually on April 15 and October 15 commencing April 15, 2011 for 2040 Notes
Redemption Provisions:	
Make-Whole Call:	Greater of 100% or T+30 bps for the 2021 Notes (at any time prior to November 15, 2020) Greater of 100% or T+35 bps for the 2040 Notes (at any time prior to April 15, 2040)
Par Call:	At any time on or after November 15, 2020 for the 2021 Notes At any time on or after April 15, 2040 for the 2040 Notes
Change of Control:	Upon the occurrence of a Change of Control Repurchase Event, we will be required to make an offer to purchase the notes at a price equal to 101% of their principal amount plus accrued and unpaid interest to the date of repurchase

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Final Term Sheet Page 2 of 2

Trade Date:	October 4, 2010
Settlement Date:	October 8, 2010 (T+4)
Denominations:	Minimum of $2,000 principal amount and integral multiples of $1,000
CUSIP:	124857AE3 (2021 Notes) 124857AF0 (2040 Notes)
Ratings:*	Moody's Investors Service: Baa3 Standard & Poor's Ratings Services: BBB- Fitch Ratings: BBB
Trustee:	Deutsche Bank Trust Company Americas
Joint Book-Running Managers:	Citigroup Global Markets Inc. Credit Suisse Securities (USA) LLC J.P. Morgan Securities LLC Morgan Stanley & Co. Incorporated Goldman, Sachs & Co. Wells Fargo Securities, LLC
Senior Co-Managers:	Deutsche Bank Securities Inc. RBS Securities Inc. SMBC Nikko Capital Markets Limited Scotia Capital (USA) Inc.
Co-Managers:	Mizuho Securities USA Inc. BNY Mellon Capital Markets, LLC Lloyds TSB Bank plc SG Americas Securities, LLC U.S. Bancorp Investments, Inc.

***Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.**

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling (i) Citigroup Global Markets Inc. toll-free at 1-877-858-5407, (ii) Credit Suisse Securities (USA) LLC toll-free at 1-800-221-1037, (iii) J.P. Morgan Securities LLC collect at 1-212-834-4533, (iv) Morgan Stanley & Co. Incorporated toll-free at 1-866-718-1649, (v) Goldman, Sachs & Co. toll-free at 1-866-471-2526 and (vi) Wells Fargo Securities, LLC toll-free at 1-800-326-5897.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

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Dreyfus Family of Funds
FINANCIAL REPORT
10f-3 TRANSACTIONS

Dreyfus

Certifications

CCO Certification		
I have prepared the enclosed board summary (the "Summary") based on reports and certifications from each manager summarizing any reportable transactions and compliance with each fund's policies. *I attest that:* ➢ The Summary accurately reflects the Rule 10f-3 transactions provided by each manager for the period shown. ➢ The Summary accurately reflects funds that have no Rule 10f-3 transactions to report for the period shown. ➢ My review includes confirmation by the Chief Compliance Officer of each manager that the Rule 10f-3 transactions reported are accurate and in compliance with the fund's policies and procedures. ➢ My review includes confirmation by the Chief Compliance Officer of each manager that the fund has no Rule 10f-3 transactions to report for the period shown, if applicable. ➢ Based on my review and testing, I concur that all Rule 10f-3 transactions were conducted in accordance with each Fund's policies and procedures.		
	Joseph W. Connolly *Chief Compliance Officer* Dreyfus Funds	1/14/11

4th Quarter 2010